CONSENT OF ERNST & YOUNG (SBS BROADCASTING SA)




                                                                   EXHIBIT 23.4

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2000, with respect to the consolidated financial statements of SBS Broadcasting SA for the year ended December 31, 1999, which report appears in the Form 8-K of United Pan-Europe Communications N.V. dated April 19, 2000, incorporated by reference in the Form S-4 of United Pan-Europe Communications N.V. dated April 19, 2000.

                                        Ernst & Young
                                        Statsautoriseret Revlsionsaktiesclskab

Copenhagen, Denmark
April 19, 2000